UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission

Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

Cannagistics, Inc.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$_____ per share as determined under Rule 0-11 under the Exchange Act.

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cannagistics, Inc.

2110 5th Avenue

Ronkonkoma, New York 11779

INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement is mailed or furnished to holders of record of the outstanding common stock of Cannagistics, Inc., a Delaware corporation (the “Company”), in connection with the action by written consent of shareholders taken without a meeting to approve a change of name to the Company to “The Integrity Wellness Group, Inc. (the “Name Change”) and a reverse stock split (the “Reverse Stock Split”) which is described in this Information Statement. You are urged to read this Information Statement carefully and in its entirety for a description of the Name Change and Reverse Stock Split. The Company also received approval to change its name to Integrity Wellness Group, Inc. While shareholder approval is not required under the Delaware General Corporation Law (the “DGCL”) for the Name Change, it is required for the Reverse Stock Split. Further, the Financial Industry Regulatory Authority (“FINRA”) approval is required of the Name Change and the Reverse Stock Split.

The date of this Information Statement is September __, 2021 and is first being mailed on or about September __, 2021. Pursuant to the Delaware General Corporation Law (the “DGCL”), the Company is required to provide prompt notice to the shareholders who have not consented in writing.

The Board of Directors of the Company (the “Board”) is not soliciting your proxy or consent in connection with the Reverse Stock Split.

What action was taken by written consent?

We obtained written consent by the holders of the majority of the voting power of the Company’s outstanding common stock (the “Majority Shareholders”), approving the amendment to the Company’s Certificate of Incorporation (the “Certificate”) to amend the name of the Company to “The Integrity Wellness Group, Inc.” and to amend the Certificate to effect a Reverse Stock Split at a ratio in the range of one-for-20 to one for 40 with the exact ratio to be selected by the Board.

When is the record date?

The close of business on August 31, 2021 is the record date (the “Record Date”) for the determination of shareholders entitled consent and entitled to receive this Information Statement.

2

What vote was obtained to approve the amendment to the Certificate of Incorporation described in this Information Statement?

In accordance with Sections 228 and 242 of the DGCL, if the Board adopts a resolution to amend the Certificate, an affirmative vote of a majority of the outstanding voting power entitled to vote is required. On August 31, 2021, the Board adopted this resolution. On August 31, 2021, shareholder approval was obtained through the written consent of our Majority Shareholders. Of the equivalent of 919,561,572 shares entitled to vote, the Majority Shareholders holding the equivalent of 657,500,000 votes or 71.3% of the outstanding common stock, executed a written consent to effectuate the Reverse Stock Split.

Therefore, a special meeting of the shareholders to approve the Reverse Stock Split is unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding common stock would also have been required.

When will the Name Change and Reverse Stock Split become effective?

Once we decide to implement the Name Change and the Reverse Stock Split, it would become effective on the date of filing of a Certificate of Amendment to our Certificate with the office of the Secretary of State of the State of Delaware (the “Effective Date”). However, a U.S. Securities and Exchange Commission (the “SEC”) rule requires us to first give 10 days’ prior notice to FINRA. Additionally, the Certificate of Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Reverse Stock Split?

No security holders receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AMEND THE COMPANY NAME AND EFFECT A REVERSE STOCK SPLIT

Overview

The Majority Shareholders have approved an amendment to our Certificate to amend the Company Name and effect a Reverse Stock Split at an exchange ratio in the range of one-for-20 to one for 40 to be determined by the Board in its discretion.

The Reverse Stock Split will have no effect on the par value of our common stock. No fractional shares will be issued in connection with the Reverse Stock Split. The proposed form of amendment to our Certificate to implement the Reverse Stock Split is attached to this Information Statement as Appendix A.

Our common stock is currently quoted on the Pink Open Market under the symbol “CNGT”. On August 23, 2021, the last sale price of our common stock was $0.016 per share. Our Board believes that our relatively low per-share market price of our common stock impairs the acceptability of the common stock to potential investors and certain members of the investing public, including institutional investors.

3

Our Board may elect not to implement the approved Reverse Stock Split at its sole discretion. Our Board has the maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of the Company and our shareholders.

Purpose of the Name Change

The Board believes that a Name Change is desirable for a number of reasons, specifically a change of Direction of the business plan of the Company with the acquisition of our new subsidiary

Purpose of the Reverse Stock Split

The Board believes that a Reverse Stock Split is desirable for a number of reasons, including:

Increase in Eligible Institutional and Other Investors. We believe a Reverse Stock Split may increase the price of our common stock or potentially decrease its volatility, and thus may allow a broader range of institutional investors with the ability to invest in our stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks whose price is below a certain threshold. We believe that increased institutional investor interest in the Company and our common stock will potentially increase the overall market for our common stock.

Increase Analyst and Broker Interest. We believe a Reverse Stock Split would help increase analyst and broker-dealer interest in our common stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines and policies and practices that either prohibit or discourage them from investing or trading such stocks or recommending them to their clients and customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize we may remain a “penny stock” under the rules of the SEC because a penny stock trades at less than $5.00, we think the increase from the Reverse Stock Split will position us better if our business continues to increase as we expect. Because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our common stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Help Insure We Have a Trading Market. Our stock price has traded close to $0.01 per share. We are uncertain if there will be a market below $0.01. We expect that the Reverse Stock Split will avoid any such adverse event, although we cannot assure you how our common stock will trade in the future.

Risks of the Reverse Stock Split

The Reverse Stock Split may not increase our market capitalization, which would prevent us from realizing some of the anticipated benefits of the Reverse Stock Split. The market price of our common stock is based on a number of factors that may be unrelated to the number of shares outstanding. These factors may include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share may not rise, or it may remain constant in proportion to the reduction in the number shares outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In the future, the market price of common stock following the Reverse Stock Split may not equal or exceed the market price prior to the Reverse Stock Split.

4

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Shareholders. After the Effective Date each common shareholder will own fewer shares of our common stock. However, the Reverse Stock Split will affect all of our common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share as described below. Any fractional share shall be rounded up to the nearest whole share. Further any shareholder as of the Record Date who owns at least 100 shares will not own less than 100 shares as a result of the Reverse Stock Split.

Change in Number and Exercise Price of Employee and Equity Awards. The Reverse Stock Split will reduce the number of shares of common stock available for issuance under our equity compensation arrangements in proportion to the split ratio. Under the terms of our outstanding equity and option awards, the Reverse Stock Split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Stock Split which is ultimately approved by our Board and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares of common stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into stock option holders described above.

Regulatory Effects. Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC. If the Reverse Stock Split is implemented, our common stock will continue to trade on the Pink Open Market.

In addition to the above, the Reverse Stock Split will have the following effects upon our common stock:

The number of shares owned by each holder of common stock will be reduced except no current owner of 100 or more shares will be reduced to less than 100 shares;

●	The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

●	The authorized common stock and the par value of the common stock will remain $0.0001 per share;

●	The stated capital on our balance sheet attributable to the common stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

●	All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Stock Split;

5

Shares of common stock after the Reverse Stock Split will be fully paid and non-assessable. The amendment will not change any of the other the terms of our common stock. The shares of common stock after the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Reverse Stock Split.

Because the number of authorized shares of our common stock will not be reduced, an overall effect of the Reverse Stock Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Stock Split” below. Although the Company has no specific plans for the issuance of the common stock which would become newly available as a result of the reverse stock split, it anticipates raising capital in the near future in order to fund its operations. Further the Company recently borrowed a total of $325,000 from two investors and issued convertible promissory notes which convert into a total of 65 million shares, prior to the Reverse Stock Split. The Company continues to engage in preliminary discussions with potential investors and broker-dealers but no terms have been agreed upon. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

Once we implement a Reverse Stock Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur without any further action on the part of our shareholders. After the Effective Date each share certificate representing the shares prior to the Reverse Stock Split will be deemed to represent a smaller number of shares than the number presently shown on the certificate. The new number of shares will determined by dividing the original number of shares by the ratio established by the Board within the approved range subject to the qualification that a shareholder who owns at least 100 shares will continue to own at least 100 shares. The table below reflects some examples of how the Reverse Stock Split would operate with respect to a holder of 10,000 shares at different ratios within the range.

Split Ratio	Number of Shares Pre-Split	Number of Shares Post Split
1-for-20	10,000	500
1-for-30	10,000	334
1-for-40	10,000	250

Certificates representing the shares after the Reverse Stock Split will be issued in due course as share certificates representing shares prior to the Reverse Stock Split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Stock Split that are issued in exchange for share certificates issued prior to the Reverse Stock Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Stock Split, the time period during which a shareholder has held their existing pre-Reverse Stock Split old shares will be included in the total holding period.

6

Procedure for Implementing the Name Change and Reverse Stock Split

The Name Change and Reverse Stock Split will become effective upon the filing of a Certificate of Amendment to our Certificate with the Secretary of State of the State of Delaware. The timing of the filing of the Certificate of Amendment that will effectuate the Name Change and Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Name Change and Reverse Stock Split if, at any time prior to filing the amendment to our Certificate, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Name Change and Reverse Stock Split. If a Certificate of Amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of one year from the Record Date, our Board will abandon the Reverse Stock Split.

Both the Name Change and Reverse Stock Split are subject to clearance from FINRA. Accordingly, we will not file anything with the Delaware Secretary of State until permitted to do so by FINRA.

After the filing of the Certificate of Amendment, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Name Change and Reverse Stock Split our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

For street name holders of pre-Reverse Stock Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Date.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will receive a number of shares rounded up to the nearest whole share.

7

Accounting Matters

The par value per share of our common stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the Effective Date, the stated capital on our consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only shareholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

 PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

No Appraisal Rights

Shareholders have no rights under DGCL or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Stock Split

The overall effect of the Reverse Stock Split may be to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder and thus make the removal of management more difficult.

8

The effective increase in our authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by our Board to thwart a takeover attempt. The over-all effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, the reasons for the Reverse Stock Split include the increase of the ability of institutions to purchase our common stock and the interest in our common stock by analysts and brokers. This Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Neither our Certificate nor our Bylaws presently contain any provisions having anti-takeover effects and the Reverse Stock Split is not a plan by our Board to adopt a series of amendments to our Certificate or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Additionally, the Reverse Stock Split is not being conducted in an effort to take the Company private.

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our common stock beneficially owned as of the Record Date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers and (iv) all current executive officers and directors of the Company as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Cannagistics, Inc., 2110 5th Avenue, Ronkonkoma, NY 11779.

Title of Class (1)	Beneficial Owner (2)	Number of Shares (3)	Percentage of Voting Power Class (3)	Percentage of Total Voting Power (3)
Directors and Executive Officers:
Common Stock	James Zimbler (4)	72,500,000	7.9%	7.9%
Series F Preferred Stock	James Zimbler (4)	900,000	20.5%	9.8%
Common Stock	Rob Gietl (5)	145,000,000	15.8%	15.8%
Common Stock Series F Preferred Stock	All current directors and executive officers as a group (2 persons)	217,500,000 900,000	23.7% 20.5%	23.7% 9.8%
5% Stockholders:
Common Stock	Solid Bridge Investments, Inc. (6)	145,000,000	15.8%	15.8%
Series F Preferred Stock	Availa Bio, Inc. (7)	3,500,000	79.5%	38.1%

9

(1)	Each share of Series F Preferred Stock (the “Series F”) has 100 votes and votes with the common stock on an as converted basis. The total voting power of the 4,400,000 authorized shares of Series F is 440,000,000 votes.

(2)

Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(3)	Applicable percentages are based on the equivalent voting power of 919,567,572 shares outstanding as of the record date, which includes the Series F. These numbers do not give effect to the Reverse Stock Split. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, and preferred stock currently exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of common stock, options, and warrants exercisable or convertible into common stock and vested or vesting within 60 days.

(4)	Mr. Zimbler is our Vice President and a director. Includes shares beneficially owned by Mr. Zimbler through Emerging Growth Advisors, Inc., which is the holder of 900,000 shares of Series F preferred stock, that may be voted with the equivalent of 90,000,000 shares of common stock. Mr. Zimbler is President of Emerging Growth Advisors, Inc.

(5)	Rob Gielt, Chief Executive Officer and director, is the holder of 2,000,000 shares of Series D preferred stock that has been deemed to be converted into 145,000,000 shares of common stock but is not yet been issued and is not included in the issued and outstanding amount.

(6)	Carlos Defex and Veronica Defex were holders and the beneficial owners and control persons for Solid Bridge Investments, Inc., which is the holder of 2,000,000 shares of Series D preferred stock that has been deemed to be converted into 145,000,000 shares of common stock but is not yet been issued and is not included in the issued and outstanding amount.

(7)	Availa Bio, Inc., Mr. Jim Morrison, is the CEO/President, is a publicly traded corporation and hold 3,500,000 shares of Series F Preferred Stock of the Corporation, that may be voted with the equivalent of 350,000,000 shares of common stock.

Where You Can Find More Information

You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Documents to Security Holders Sharing an Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at 631-676-7230 or mail a request to receive separate copies to Cannagistics, Inc., 2110 5th Avenue. Ronkonkoma, NY 11779 Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

By Order of the Board of Directors

/s/Rob Gietl
Rob Gietl
Chief Executive Officer

10

Appendix A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

Pursuant to § 242 of the General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST:       That at a meeting of the Board of Directors of Cannagistics, Inc. (the “Corporation”), the following resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable:

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Company that Article I of the Certificate of Incorporation be amended by replacing Article I in its entirety to read as follows:

“ARTICLE I - NAME: The name of the Corporation is The Integrity Wellness Group, Inc.”

FURTHER RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Company that “Article III, Section 1., Authorized Shares” of the Certificate of Incorporation be amended by replacing Article FIRST in its entirety to read as follows:

“ARTICLE III - CAPITAL STOCK:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Five Hundred Twenty Million (520,000,000) shares, consisting of two classes designated, respectively, “Common Stock” and “Preferred Stock,” with all such shares having a par value of $0.0001 per share. The total number of Common Stock that the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Twenty Million (20,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be proscribed by resolution of the board of directors pursuant to Section 3 of the Article III.

Reverse Stock Split. Upon the filing and effectiveness (“Effective Time”) of this Certificate of Amendment pursuant to the Delaware Corporation Law, each ____________ ( ) shares of the common stock (“Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $0.0001 par value per share (the “New Common Stock”) without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Stockholders who, immediately prior to the Effective time, own a number of shares of Old Common

11

Stock which is not evenly divisible by 100 shall, with respect to such fractional interest, be entitled to receive one (1) whole share of Common Stock in lieu of a fraction of a share of New Common Stock. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination. In conjunction with the Reverse Stock Split, no stockholder holding at least a round lot (100 shares) prior to the Reverse Split shall have less than one round lot (100 shares) after the reverse split.”

SECOND:       That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:       That the aforesaid amendment was duly adopted with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Rob Gietl, this __th Day of _________, 2021.

_________________________

Rob Gietl,

Authorized Officer

12